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                                                                 Exhibit 23.3

                        INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of Condor Technology Solutions, Inc. on Form S-1 of our report dated February 14, 1997 (relating to the financial statements of Management Support Technology Corporation), appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.

DELOITTE & TOUCHE LLP
Boston, Massachusetts
October 1, 1997